EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 12, 2008, relating to the financial statements which appears in Arkados Group, Inc.’s Annual Report on Form 10-K for the year ended May 31, 2008.

/s/ Sherb & Co., , LLP

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Certified Public Accountants
New York, New York
March 10, 2009